Exhibit 99.1

CTC MEDIA REPORTS

THIRD QUARTER 2008 FINANCIAL RESULTS

- Consolidated Revenues Increase 52.3% to $143.3 Million -

- OIBDA(1) Increases 72.2% to $55.0 Million -

- Net Income Increases 20.5% $21.0 Million -

- $0.13 Earnings Per Share -

MOSCOW – October 30, 2008 – CTC Media, Inc. (NASDAQ: CTCM), Russia’s leading independent media company, today reported financial results for the three- and nine-month periods ended September 30, 2008.

	Three months ended September 30,			Nine months ended September 30,
US$ 000’s, except per share data	2007	2008	Change	2007	2008	Change

Total operating revenues	$94,084	$143,307	52.3%	$310,352	$452,823	45.9%
Total operating expenses	(69,674)	(92,222)	32.4%	(202,132)	(278,671)	37.9%

OIBDA	31,960	55,030	72.2%	127,670	183,706	43.9%

Net income	$17,399	$20,969	20.5%	$76,214	$111,498	46.3%
Earnings per share	$0.11	$0.13	18.2%	$0.48	$0.70	45.8%

Financial Highlights

•                  Consolidated revenues increased 52% to $143.3 million in the third quarter and 46% to $452.8 million in the first nine months of 2008

•                  OIBDA increased 72% to $55.0 million in the third quarter and 44% to $183.7 million in the first nine months of 2008

•                  Net income increased 20.5% to $21.0 million in the third quarter and 46% to $111.5 million in the first nine months of 2008

•                  $0.13 and $0.70 fully diluted earnings per share for the three- and nine-month periods ended September 30, 2008, respectively

Corporate Highlights

•                  Strong start of fall programming season at CTC channel

•                  Channel 31 continued to grow audience share and remained the second most watched channel in Kazakhstan

•                  Vyacheslav Murugov appointed Chief Content Officer of CTC Media

•                  CTC Media won nine prestigious Russian Television Academy awards

•                  In October, CTC Media completed the acquisition of a 51% interest in the broadcasting group Teledixi SRL and Muzic Ramil SRL in Moldova for $4.1 million in cash(2)

(1) OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). OIBDA is a non-GAAP financial measure. Please refer to Attachment A for a reconciliation of OIBDA to net income.

(2) The acquisitions of Teledixi SRL and Muzic Ramil SRL were completed on October 1, 2008. CTC Media will begin consolidating these companies in the fourth quarter of 2008.

Anton Kudryashov, Chief Executive Officer of CTC Media, commented, “We are extremely pleased with our financial results for the third quarter of 2008, which exemplify CTC Media’s continued success. Our advertising revenues increased by 54.8% and OIBDA margin increased by 4.4% in the quarter.”

“The beginning of the fall TV season on our flagship CTC channel is off to a terrific start, once again proving CTC’s ability to connect with Russian viewers.  In September, CTC’s audience share for all viewers age 4+ averaged 9.9% on weekdays (Monday – Thursday) and averaged 9.3% on weekend (Friday – Sunday). Further, audience share in the channel’s target demographic, viewers aged 6 to 54, was an impressive 13.4% on weekdays and 11.8% on weekends, in September. This success is mainly attributed to the launch of sequels of several proven shows, many of which are CTC Media in-house productions.  These include Ranetki and Daddy’s Girls, both prime-time shows that have proven to be extremely successful with our target audience. Daddy’s Girls ratings were exceptionally impressive in September, with the sitcom’s average audience share in CTC’s target demographic on weekdays delivering a 22.8%.”

“We continue to make significant progress in our CIS markets. Channel 31 in Kazakhstan, which started broadcasting in CTC format on March 31, 2008, is currently the second most watched station in both its general and target demographics. We continue to execute on our expansion strategy and, in October, we entered Moldova, a country with a developing economy and great potential for future growth in its TV and advertising market.”

“While we are very pleased with our third quarter results, we are concerned about the current unfavorable macroeconomic outlook in Russia and the potentially negative consequences that outlook may have on the advertising market. The current industry forecast for the Russian television advertising market for 2009 is likely to be updated and it is reasonable to anticipate it will be revised downwards. We believe that CTC Media is well positioned to withstand challenging market conditions and as the visibility for the next year improves we will adjust our strategy, operations and costs accordingly.”

Target Audience Shares for the Three Months and Nine Months Ended September 30, 2007 and 2008

	Average Audience Shares, %
	Q3 2007	Q3 2008	9M 2007	9M 2008
CTC Network
• target demographic (all aged 6-54)	10.9	12.0	11.2	11.7
Domashny Network
• target demographic (females aged 25-60)	2.3	2.8	2.3	2.8
DTV Network
• target demographic (all aged 18+)	1.8	1.8	1.9	1.8
Channel 31
• target demographic (all aged 6-54)(1)	8.7	16.6	N/A	12.3

Results for the Three Months Ended September 30, 2008

US$ million	Organic Results(2)	Non-Organic Results(3)	Total CTC Media Group
Revenues	127.8	15.5	143.3
OIBDA	51.3	3.7	55.0
OIBDA margin	40.1%	23.9%	38.4%
Net Income	20.6	0.4	21.0

(1) Audience share data for 9M 2007 N/A due to absence of portable people meter measurements in Kazakhstan prior to July 2007

(2) Organic results include combined results of operations of CTC Network, Domashny Network, CTC Television Station Group, Domashny Television Station Group and Corporate Office

(3) Non-organic results include results of operations of recent acquisitions: Production Group (Soho Media and Costafilm production companies), DTV Group and CIS Group (Channel 31 Group)

CTC Media’s total operating revenues for the three months ended September 30, 2008 increased 52.3% to $143.3 million from $94.1 million for the three months ended September 30, 2007. The increase in revenues reflects the continued growth of the Russian television advertising market and higher advertising rates, as well as the impact of acquisitions, primarily of the DTV Group acquired in the second quarter of 2008, Channel 31 in Kazakhstan acquired in the first quarter of 2008. Increases in the price of television advertising were driven in part by a decrease in the amount of advertising permitted to be broadcast under Russian law effective January 1, 2008. Although the Russian ruble has been generally depreciating against the US dollar since August 2008, the company estimates that the appreciation of the Russian ruble against the US dollar in the three months ended September 30, 2008 as compared to the same period in 2007  resulted in an approximate 4.2% increase in total operating revenues.

CTC Media’s organic operating revenues, which include combined operating revenues of CTC Network, Domashny Network, CTC Television Station Group and Domashny Television Station Group, increased 35.8% to $127.8 million in the third quarter of 2008 from $94.1 million in the third quarter of 2007.

CTC Media’s non-organic revenues, which include combined operating revenues from the DTV Group, the CIS Group, and its Soho Media and Costafilm production companies, was $15.5 million in the third quarter of 2008. Out of these revenues, the DTV Group contributed $11.7 million, the CIS Group (Channel 31) contributed $3.6 million, and production companies contributed $0.2 million.

Consolidated total operating expenses in the third quarter of 2008 increased 32.4%, to $92.2 million compared to $69.7 million in the third quarter of 2007. Total operating expenses grew more slowly than revenue, primarily reflecting sound cost control, including control over programming rights, which is CTC Media’s most significant cost item. The main drivers for the operating expenses growth in absolute terms were:

Direct operating expenses in the quarter increased from $4.7 million to $8.8 million primarily due to the acquisition of the DTV Group ($2.1 million), acquisition of the CIS Group ($0.7 million) and increased transmission and maintenance costs at our Domashny and CTC owned-and-operated stations ($0.7 million).

Selling, general and administrative expenses in the quarter increased from $19.6 million to $30.0 million primarily due to the acquisitions of the DTV Group ($2.0 million), an interest in the Channel 31 Group ($2.2 million) and two production companies, Costafilm and Soho Media ($1.6 million), as well as increases in salaries and benefits and increases in headcount. Corporate stock-based compensation expense increased $1.7 million to $5.0 million for the three months ended September 30, 2008 compared to the year-ago period.

Amortization of programming rights expense in the quarter increased 31.1% from $36.6 million to $48.0 million. The increase was primarily driven by:

•                  higher programming costs at CTC and Domashny (particularly for foreign movies and Russian-produced series and shows);

•                  the acquisition of the DTV Group ($3.2 million) and an interest in the Channel 31 Group ($1.4 million);

•                  impairment charges ($2.5 million in the third quarter of 2008 up from $1.3 million in the same period last year);

•                  the change in programming rights amortization rates for Russian-produced series with twenty or more episodes.

Starting from the second quarter of 2008, CTC Media has changed its previous programming rights amortization policy for Russian-produced series with twenty or more episodes. The company’s previous policy was to amortize 60% after the first run, 30% after the second run and 10% after the third run when the license provides for three or more runs. After introduction of the new programming rights amortization policy, series with twenty or more episodes are amortized 75% after the first run and 25% after the second run, which is reflective of the company’s anticipated programming schedule. The effect of the change in amortization policy amounted to an additional $1.8 million of amortization of programming rights expense in the three months ended September 30, 2008.

Depreciation and amortization expense decreased from $7.6 million to $3.9 million when comparing the three months ended September 30, 2007 and 2008, principally due to a change in the way in which the company accounts for its broadcasting licenses. As of January 1, 2008, CTC Media no longer amortizes broadcasting licenses over a 5-year useful life but treats them as intangible assets with an indefinite life and tests them annually for impairment.

Consolidated OIBDA increased 72.2% to $55.0 million for the third quarter of 2008 compared to $32.0 million in the third quarter of 2007. The consolidated OIBDA margin for the quarter was 38.4% compared to 34.0% in the corresponding quarter of 2007. Organic OIBDA for the three months ended September 30, 2008 was $51.3 million (up 60.5% from the same period last year), corresponding to a 40.1% organic OIBDA margin.

Consolidated net income increased 20.5% to $21.0 million for the three months ended September 30, 2008 from $17.4 million for the three months ended September 30, 2007. Organic net income for the quarter was $20.6 million, up 18.4% from the same period last year.

Fully diluted income per share was $0.13 for the three months ended September 30, 2008, compared to $0.11 for the three months ended September 30, 2007.

Results for the Nine Months Ended September 30, 2008

US$ million	Organic Results	Non-Organic Results	Total CTC Media Group
Revenues	420.8	32.0	452.8
OIBDA	175.0	8.7	183.7
OIBDA margin	41.6%	27.2%	40.6%
Net Income	109.2	2.3	111.5

CTC Media’s total operating revenues for the nine months ended September 30, 2008 increased 45.9% to $452.8 million from $310.4 million for the nine months ended September 30, 2007. The increase in revenues reflects the continued growth of the Russian television advertising market resulting in higher advertising rates, and the impact of acquisitions, primarily of the DTV Group acquired in the second quarter of 2008, Channel 31 in Kazakhstan acquired in the first quarter of 2008, and several regional stations acquired in 2007. The company estimates that the appreciation of the Russian ruble against the US dollar resulted in an approximate 7.6% increase in total operating revenues when comparing the nine-month periods.

CTC Media’s organic operating revenues, which include the combined operating revenues of CTC Network, Domashny Network, CTC Television Station Group and Domashny Television Station Group, increased 35.6% to $420.8 million in the first nine months of 2008 from $310.4 million in the first nine months of 2007.

CTC Media’s non-organic revenues, which include the combined operating revenues from the DTV Group, the CIS Group, and Soho Media and Costafilm production companies, were $32.0 million in the first nine months of 2008. Out of these revenues, the DTV Group contributed $25.7 million, the Channel 31 Group contributed $6.0 million, and the production companies contributed $0.3 million.

Consolidated total operating expenses for the nine months ended September 30, 2008 increased 37.9% to $278.7 million from $202.1 million for the nine months ended September 30, 2007. In absolute terms, total operating expenses went up primarily due to increased direct operating expenses mainly associated with transmission and maintenance; increased selling, general and administrative expenses primarily associated with the DTV Group, the CIS Group and the production companies; and increased programming rights amortization expense, which was driven by higher programming costs, introduction of a new, more accelerated programming rights amortization policy for certain types of Russian-produced series starting in the second quarter of 2008, and increased impairment charges.

Impairment charges increased from $3.1 million to $11.7 million when comparing the nine months ended September 30, 2007 and 2008. The increase in impairment charges was mainly due to the relative underperformance of four Russian series launched earlier in 2008 on CTC.

The increase in total operating expenses was partially offset by a decrease in depreciation and amortization expense from $19.5 million in the first nine months of 2007 to $9.6 million in the first nine months of 2008, principally due to a change in the way in which the company accounts for its broadcasting licenses starting from January 1, 2008.

Consolidated OIBDA increased 43.9% to $183.7 million for the first nine months of 2008 compared to $127.7 million for first nine months of 2007. The consolidated OIBDA margin for the nine-month period was 40.6% compared to 41.1% in the same period last year. Organic OIBDA for the nine months ended September 30, 2008, was $175.0 million (up 37.0% from the same period last year), corresponding to a 41.6% organic OIBDA margin.

Consolidated net income increased 46.3% to $111.5 million for the nine months ended September 30, 2008 from $76.2 for the nine months ended September 30, 2007. Organic net income for the nine-month period was $109.2 million, up 43.3% from the same period last year.

Fully diluted income per share was $0.70 for the nine months ended September 30, 2008, compared to $0.48 for the nine months ended September 30, 2007.

Guidance

For the full year ending December 31, 2008, the company revises its guidance for consolidated total operating revenue to the range of $630 to $660 million, with a consolidated OIBDA margin in the range of 40% - 44%.

Conference Call

The company will also host a conference call to discuss its third quarter 2008 financial results today, Thursday, October 30, 2008, at 9:00 a.m. ET, (4:00 p.m. Moscow time, 1:00 p.m. London Time). To access the conference call, please dial +1 973 582 2741 (international) or 810 800 2531 1012 (Russia), and reference pass code 67287873. A live webcast of the conference call will also be available on the investor relations portion of the company’s corporate web site, located at www.ctcmedia.ru/investors. A replay of the conference call will be available through Thursday, November 6, 2008, at midnight ET. The replay can be accessed by dialing +1 706 645 9291 or +1 800 642 1687. The passcode for the replay is 67287873. The webcast will also be archived on the company’s web site for two weeks.

About CTC Media, Inc.

CTC Media is a leading independent media company in Russia. It owns and operates the CTC television network, whose signal is carried by more than 350 affiliate stations, including 21 owned-and-operated stations; the Domashny television network, whose signal is carried by over 250 affiliate stations, including 13 owned-and-operated stations; and the DTV television network, whose signal is carried by a number of affiliate stations, including 4 owned-and-operated stations. CTC Media owns two TV content production companies: COSTAFILM and SOHO MEDIA, and operates Channel 31 in Kazakhstan and TV companies in Uzbekistan and in Moldova. The company’s common stock is traded on The NASDAQ Global Select Market under the symbol: “CTCM”. For more information on CTC Media, please visit: www.ctcmedia.ru.

# # #

Contacts:

CTC Media, Inc.
Angelika Larionova (media)
Ekaterina Ostrova, Ekaterina Tsukanova (investors)
+7 495 785 6333

Brainerd Communicators, Inc.

Jenna Focarino (media)

Michael Smargiassi (investors)

+1 212 986 6667

Certain statements in this press release that are not based on historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements, which include, among other things, guidance on the company’s projected total operating revenues and OIBDA margin for the year ending December 31, 2008 on a consolidated basis, the impact the current unfavorable macroeconomic outlook in Russia may have on the size of the Russian television advertising market in 2009, the company’s ability to withstand challenging market conditions, expectations regarding the performance of the company’s fall 2008 programming season at its networks and the potential for future growth in Moldova’s television advertising market, reflect the company’s current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CTC Media to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual future results to differ from those expressed by forward-looking statements include, among others, the company’s ability to deliver audience share, particularly in primetime, to its advertisers; changes in the size of the Russian television advertising market; free-to-air television remaining a significant advertising forum in Russia; the company’s reliance on a single television advertising sales house for substantially all of its revenues; and restrictions on foreign involvement in the Russian television business. These and other risks are described in the “Risk Factors” section of CTC Media’s quarterly report on Form 10-Q filed with the SEC on July 30, 2008. Other unknown or unpredictable factors could have material adverse effects on CTC Media’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed herein may not occur. You are cautioned not to place undue reliance on these forward-looking statements. CTC Media does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

(See attached financial statements)

Attachment A

SUPPLEMENTAL DISCLOSURES

REGARDING NON-GAAP FINANCIAL INFORMATION

OIBDA is defined as operating income before depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights). The company believes that this metric is an appropriate and useful measure for evaluating the core current operating performance of its business. This metric is used by management to further its understanding of the company’s operating performance in the ordinary, ongoing and customary course of operations. The company also believes that it provides investors and equity analysts with a useful basis for analyzing operating performance against historical data and the results of comparable companies.

The most directly comparable GAAP measure to the non-GAAP measure of OIBDA is net income. Unlike net income, OIBDA excludes depreciation and amortization, other than amortization of programming rights and sublicensing rights. The purchase of programming rights is the company’s most significant expenditure that enables it to generate revenues and OIBDA includes the impact of the amortization of these rights. Expenditures for capital items such as property, plant and equipment have a materially less significant impact on the company’s ability to generate revenues. For this reason, the company excludes the related depreciation expense for these items from OIBDA. Moreover, a significant portion of its intangible assets were acquired in business acquisitions. The amortization of intangible assets is therefore also excluded from OIBDA.

OIBDA also excludes other components of net income that the company does not consider to be indicators of its core operating performance. Accordingly, it excludes from core operating performance certain items over which it does not have substantial managerial influence and that are not reflective of ordinary, ongoing and customary course activities. Such non-core items include foreign currency gains and losses, interest income and expense, gains on the sale of businesses, other non-operating gains and losses, equity in the income of investee companies that the company does not control, income tax expense, and income attributable to minority interest shareholders.

Because OIBDA is not a GAAP measurement of financial performance, there are material limitations in its usefulness on a stand-alone basis, including the lack of comparability to the GAAP financial results of other companies. It should be considered in addition to, and not as a substitute for, net income. The items excluded from OIBDA are significant components in assessing our overall financial performance.

The following table presents a reconciliation of the company’s consolidated OIBDA to consolidated net income for the three- and nine-month periods to September 30, 2007 and 2008:

	Three months ended September 30,		Nine months ended September 30,
	2007	2008	2007	2008
	(in thousands and unaudited)

OIBDA	$31,960	$55,030	$127,670	$183,706
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(7,550)	(3,945)	(19,450)	(9,554)
Operating income	24,410	51,085	108,220	174,152
Foreign currency gains (losses)	113	(13,978)	25	(11,772)
Interest income	2,689	288	7,318	5,255
Interest expense	—	(4,249)	(2)	(6,508)
Gains on sale of businesses	—	—	747	—
Other non-operating (losses) income, net	(31)	719	848	620
Equity in income of investee companies	304	319	1,497	1,064
Income before income tax and minority interest	27,485	34,184	118,653	162,811
Income tax expense	(9,097)	(12,322)	(39,029)	(48,552)
Income attributable to minority interest	(989)	(893)	(3,410)	(2,761)
Net income	$17,399	$20,969	$76,214	$111,498

In this press release, the company provides guidance on the company’s consolidated OIBDA for the year ending December 31, 2008. The following table presents a reconciliation of the company’s projected consolidated OIBDA, based on the mid-point of the provided range, to projected operating income for the year ending December 31, 2008. To further reconcile operating income to net income, foreign currency gains (losses), interest income, interest expense, gains (losses) on the sale of businesses, other non-operating gains (losses), equity in income of investee companies, income tax expense and income attributable to minority interest would need to be added and/or subtracted, as appropriate, from operating income. The company does not provide a quantitative reconciliation of projected consolidated OIBDA to projected consolidated net income because it believes that such a reconciliation is not available without unreasonable efforts.

Year ending December 31, 2008 (projected)
(in thousands)
OIBDA	$270,900
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	13,309
Operating income	$257,591

SEGMENT FINANCIAL INFORMATION

(in thousands of US dollars and unaudited)

	Three months ended September 30, 2007
	Operating revenue from external customers	Intersegment revenue	Operating income/ (loss)	Identifiable assets	Capital expenditures	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights
CTC Network	$64,775	$78	$27,565	$375,924	$(252)	$(241)	$(30,660)	$(1,272)
Domashny Network	7,794		1,091	34,291	(5)	(159)	(4,481)	—
DTV Network	—	—	—	—	—	—	—	—
CTC Television Station Group	18,594	274	5,535	70,520	(464)	(2,913)	(1,391)	—
Domashny Television Station Group	2,921	215	(3,159)	66,517	(348)	(3,713)	(62)	—
DTV Television Station Group	—	—	—	—	—	—	—	—
CIS Group	—	—	—	—	—	—	—	—
Production Group	—	—	—	—	—	—	—	—
Business segment results	$94,084	$567	$31,032	$547,252	$(1,069)	$(7,026)	$(36,594)	$(1,272)
Eliminations and other		(567)	(6,622)	76,608	(144)	(524)	44	—
Consolidated results	$94,084	$—	$24,410	$623,860	$(1,213)	$(7,550)	$(36,550)	$(1,272)

	Three months ended September 30, 2008
	Operating revenue from external customer	Intersegment revenues	Operating income/ (loss)	Identifiable assets	Capital expenditures	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights
CTC Network	$89,372	$456	$44,610	$709,542	(33)	$(243)	$(36,521)	$(2,026)
Domashny Network	13,305	2	3,136	41,657	(7)	(164)	(6,966)	—
DTV Network	10,190	3	4,123	207,405	(407)	(622)	(3,185)	—
CTC Television Station Group	21,372	433	10,438	99,669	(742)	(559)	(1,282)	—
Domashny Television Station Group	3,783	290	784	62,154	(215)	(677)	(14)	—
DTV Television Station Group	1,531	170	(1,125)	243,606	(29)	(1,016)		—
CIS Group	3,608		(1,023)	159,903	(219)	(268)	(1,443)	—
Production Group	146	7,468	(410)	21,032	—	(6)	—	—
Business segment results	$143,307	$8,822	$60,533	$1,544,968	$(1,652)	$(3,555)	$(49,411)	$(2,026)
Eliminations and other		(8,822)	(9,448)	(433,153)	(333)	(390)	1,404	560
Consolidated results	$143,307	$—	$51,085	$1,111,815	$(1,985)	$(3,945)	$(48,007)	$(1,466)

(Continued on the next page)

SEGMENT FINANCIAL INFORMATION (Continued)

(in thousands of US dollars and unaudited)

	Nine months ended September 30, 2007
	Operating revenue from external customers	Intersegment revenues	Operating income/ (loss)	Identifiable assets	Capital expenditures	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights
CTC Network	$216,819	$280	$105,968	$375,924	$(577)	$(748)	$(88,870)	$(7,137)
Domashny Network	25,327	—	1,600	34,291	(110)	(465)	(16,085)	—
DTV Network	—	—	—	—	—	—	—	—
CTC Television Station Group	57,930	996	29,196	70,520	(1,643)	(6,217)	(3,694)	—
Domashny Television Station Group	10,276	434	(8,210)	66,517	(1,324)	(10,446)	(62)	—
DTV Television Station Group	—	—	—	—	—	—	—	—
CIS Group	—	—	—	—	—	—	—	—
Production Group	—	—	—	—	—	—	—	—
Business segment results	$310,352	$1,710	$128,554	$547,252	$(3,654)	$(17,876)	$(108,711)	$(7,137)
Eliminations and other	—	(1,710)	(20,334)	76,608	(294)	(1,574)	159	—
Consolidated results	$310,352	$—	$108,220	$623,860	$(3,948)	$(19,450)	$(108,552)	$(7,137)

	Nine months ended September 30, 2008
	Operating revenue from external customers	Intersegment revenues	Operating income/ (loss)	Identifiable assets	Capital expenditures	Depreciation and amortization	Amortization of programming rights	Amortization of sublicensing rights
CTC Network	$297,067	$4,081	$143,767	$709,542	$(881)	$(752)	$(128,655)	$(10,133)
Domashny Network	44,976	9	10,870	41,657	(84)	(509)	(24,356)	—
DTV Network	22,405	8	9,748	207,405	(407)	(897)	(7,266)	—
CTC Television Station Group	67,364	1,364	39,966	99,669	(4,689)	(1,590)	(4,309)	—
Domashny Television Station Group	11,348	815	820	62,154	(2,027)	(1,960)	(27)	—
DTV Television Station Group	3,335	223	(1,755)	243,606	(31)	(1,729)	(8)	—
CIS Group	5,980	—	(2,896)	159,903	(219)	(622)	(3,003)	—
Production Group	348	22,096	253	21,032	—	(44)	—	—
Business segment results	$452,823	$28,596	$200,773	$1,544,968	$(8,338)	$(8,103)	$(167,624)	$(10,133)
Eliminations and other	—	(28,596)	(26,621)	(433,153)	(430)	(1,451)	3,395	3,016
Consolidated results	$452,823	$—	$174,152	$1,111,815	$(8,768)	$(9,554)	$(164,229)	$(7,117)

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of US dollars, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2008	2007	2008
REVENUES:
Advertising	$90,095	$139,469	$296,020	$440,245
Sublicensing	3,638	3,149	12,656	10,601
Other revenue	351	689	1,676	1,977
Total operating revenues	94,084	143,307	310,352	452,823
EXPENSES:
Direct operating expenses (exclusive of amortization of programming rights and sublicensing rights, shown below, exclusive of depreciation and amortization of $6,986 and $3,147 for three months and $17,486 and $7,179 for nine months ended September 30, 2007 and 2008, respectively; and inclusive of stock-based compensation of $213 and $213 for the three months and $452 and $639 for nine months ended September 30, 2007 and 2008, respectively)	(4,703)	(8,822)	(13,601)	(23,974)
Selling, general and administrative (exclusive of depreciation and amortization of $564 and $799 for the three months and $1,964 and $2,375 for the nine months ended September 30, 2007 and 2008, respectively; inclusive of stock-based compensation of $3,305 and $4,959 for the three months and $9,601 and $11,249 for the nine months ended September 30, 2007 and 2008, respectively)	(19,599)	(29,982)	(53,392)	(73,797)
Amortization of programming rights	(36,550)	(48,007)	(108,552)	(164,229)
Amortization of sublicensing rights	(1,272)	(1,466)	(7,137)	(7,117)
Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(7,550)	(3,945)	(19,450)	(9,554)
Total operating expenses	(69,674)	(92,222)	(202,132)	(278,671)
OPERATING INCOME	24,410	51,085	108,220	174,152

FOREIGN CURRENCY GAINS (LOSSES)	113	(13,978)	25	(11,772)
INTEREST INCOME	2,689	288	7,318	5,255

INTEREST EXPENSE	—	(4,249)	(2)	(6,508)
GAINS ON SALE OF BUSINESSES	—	—	747	—
OTHER NON-OPERATING INCOME (LOSSES), net	(31)	719	848	620
EQUITY IN INCOME OF INVESTEE COMPANIES	304	319	1,497	1,064
Income before income tax and minority interest	27,485	34,184	118,653	162,811
INCOME TAX EXPENSE	(9,097)	(12,322)	(39,029)	(48,552)
INCOME ATTRIBUTABLE TO MINORITY INTEREST	(989)	(893)	(3,410)	(2,761)
NET INCOME	$17,399	$20,969	$76,214	$111,498

Net income attributable to common stockholders	$17,399	$20,969	$76,214	$111,498
Net income per share attributable to common stockholders - basic	$0.11	$0.14	$0.50	$0.73
Net income per share attributable to common stockholders - diluted	$0.11	$0.13	$0.48	$0.70
Weighted average common shares outstanding - basic	151,811,275	152,155,213	151,637,017	152,143,653
Weighted average common shares outstanding - diluted	158,253,151	158,212,439	158,049,941	158,945,038

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands of US dollars)

	Nine months ended September 30,
	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$76,214	$111,498
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax benefit	(8,577)	(12,504)
Depreciation and amortization	19,450	9,554
Amortization of programming rights	108,552	164,229
Amortization of sublicensing rights	7,137	7,117
Stock-based compensation expense	10,054	11,889
Gain on disposal of property and equipment	(702)	—
Gain on sale of businesses	(747)	—
Equity in income of unconsolidated investees	(1,497)	(1,064)
Income attributable to minority interest	3,410	2,761
Foreign currency (gains) losses	(25)	11,772
Changes in operating assets and liabilities:
Trade accounts receivable	(3,914)	(16,357)
Prepayments	(529)	(419)
Other assets	(2,401)	(125)
Accounts payable and accrued liabilities	4,301	7,336
Deferred revenue	3,340	(1,568)
Other liabilities	(107)	4,839
Dividends received from equity investees	1,769	1,335
Acquisition of programming and sublicensing rights	(115,763)	(206,234)
Net cash provided by operating activities	99,965	94,059
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions of property and equipment	(3,584)	(3,781)
Acquisitions of intangibles	(364)	(4,987)
Acquisitions of businesses, net of cash acquired	(32,833)	(402,336)
Proceeds from sale of businesses, net of cash disposed	693	—
Proceeds from sale of property and equipment	1,991	—
Other	2	(431)
Net cash used in investing activities	(34,095)	(411,535)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3,368	1,811
Proceeds from loans	—	135,000
Repayments of loans	—	(76,443)
(Increase) decrease in restricted cash	(60)	(50)
Dividends paid to minority interest	(3,958)	(4,855)
Net cash provided by (used in) financing activities	(650)	55,463
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,737	9,226
Net increase (decrease) in cash and cash equivalents	71,957	(252,787)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	176,542	307,073
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$248,499	$54,286

CTC MEDIA, INC, AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of US dollars, except share and per share data)

	December 31,	September 30,
	2007	2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$307,073	$54,286
Trade accounts receivable, net of allowance for doubtful accounts (December 31, 2007 - $435; September 30, 2008 - $973)	11,690	30,455
Taxes reclaimable	4,843	10,394
Prepayments	35,128	38,370
Programming rights, net	63,023	85,767
Deferred tax assets	12,938	18,357
Other current assets	3,342	5,411
TOTAL CURRENT ASSETS	438,037	243,040
RESTRICTED CASH	180	230
PROPERTY AND EQUIPMENT, net	24,768	26,371
INTANGIBLE ASSETS, net:
Broadcasting Licenses	74,254	376,749
Cable Network Connection	77	26,639
Trade names	6,828	29,467
Network affiliation agreements	1,333	6,889
Other intangible assets	724	1,079
Net intangible assets	83,216	440,823
GOODWILL	78,674	301,759
PROGRAMMING RIGHTS, net	36,161	50,198
SUBLICENSING RIGHTS, net	2,591	585
INVESTMENTS IN AND ADVANCES TO INVESTEES	6,557	5,987
PREPAYMENTS	12,026	8,052
DEFERRED TAX ASSET	11,326	17,270
OTHER NON-CURRENT ASSETS	1,144	17,500
TOTAL ASSETS	$694,680	$1,111,815
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:

Accounts payable	25,846	43,854
Accrued liabilities	4,653	34,354
Taxes payable	14,507	20,896
Short-term loans and interest accrued	—	67,898
Deferred revenue	11,866	13,202
Deferred tax liability	1,350	2,198
TOTAL CURRENT LIABILITIES	58,222	182,402
LONG-TERM LOANS	224	56,720
DEFERRED TAX LIABILITY	21,160	105,173
MINORITY INTEREST	3,182	45,034
COMMITMENTS AND CONTINGENCIES (Note 10)	—	—
STOCKHOLDERS’ EQUITY:
Common stock; $0.01 par value; shares authorized 175,772,173; shares issued and outstanding December 31, 2007 - 152,124,096, September 30, 2008 - 152,155,213	1,521	1,522
Additional paid-in capital	348,752	361,168
Retained earnings	209,867	321,365
Accumulated other comprehensive income	51,752	38,431
TOTAL STOCKHOLDERS’ EQUITY	611,892	722,486
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$694,680	$1,111,815